Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Monique N. Dolecki, Investor Relations - 201-847-5378
Kristen Cardillo, Corporate Communications - 201-847-5657

BD ANNOUNCES RESULTS FOR 2018 SECOND FISCAL QUARTER; RAISES FISCAL 2018 GUIDANCE

•	As reported, revenues of $4.222 billion increased 42.2 percent.

•	On a comparable, currency-neutral basis, revenues increased 5.7 percent.

•	As reported, diluted earnings per share of $(0.19) decreased 112.0 percent.

•	As adjusted, diluted earnings per share of $2.65 increased 15.2 percent, or 7.8 percent on a currency-neutral basis.

•	The company is raising full fiscal year 2018 revenue and adjusted diluted earnings per share guidance.

•	The company reaffirms that the acquisition of C.R. Bard is expected to be accretive to adjusted dilutive earnings per share on a high-single digit basis in fiscal year 2019.

Franklin Lakes, NJ (May 3, 2018) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $4.222 billion for the second fiscal quarter ended March 31, 2018. This represents an increase of 42.2 percent from the prior-year period, which is primarily due to the acquisition of C. R. Bard. On a comparable, currency-neutral basis that includes the revenues of C.R. Bard in the current and prior year, revenues increased 5.7 percent over the prior-year period, including an estimated 80 basis point adverse impact from the previously disclosed change in the U.S. dispensing business model.

“Our results this quarter mark a significant milestone in our 120-year history, as we welcomed C. R. Bard to BD,” said Vincent A. Forlenza, Chairman and CEO.  “We have strong momentum as we execute on the integration of Bard, and we are on track to deliver on all of our commitments.  Together, BD and Bard will create even more impactful healthcare solutions for our customers and their patients around the world.”

Second Quarter and Six-Month Fiscal 2018 Operating Results
As reported, diluted earnings per share for the second quarter were $(0.19), compared with $1.58 in the prior-year period. This represents a decrease of 112.0 percent and is primarily due to purchase accounting expenses related to acquisitions. Adjusted diluted earnings per share were $2.65, compared with $2.30 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 15.2 percent, or 7.8 percent on a currency-neutral basis.

For the six-month period ended March 31, 2018, as reported, diluted earnings per share were $(0.90), compared with $4.15 in the prior-year period. This represents a decrease of 121.7 percent and is primarily due to purchase accounting expenses, acquisition-related costs, and additional tax expense relating to new U.S. tax legislation, as well as a litigation reserve reversal in the prior-year period following a favorable appellate antitrust ruling. Adjusted diluted earnings per share were $5.15, compared with $4.63 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 11.2 percent, or 6.0 percent on a currency-neutral basis.

Segment Results
In the BD Medical segment, as reported, worldwide revenues for the quarter of $2.172 billion increased 19.7 percent from the prior-year period. On a comparable, currency-neutral basis, BD Medical revenues increased 4.2 percent over the prior-year period, including an estimated 160 basis point impact from the change in the U.S. dispensing business model. The segment’s results were driven by performance in the Medication Delivery Solutions, Diabetes Care and Pharmaceutical Systems units. Performance in the Medication Management Solutions unit reflects the adverse impact of the change in the U.S. dispensing business model.

For the six-month period ended March 31, 2018, BD Medical revenues were $4.024 billion as reported, an increase of 11.6 percent from the prior-year period. On a comparable, currency-neutral basis, BD Medical revenues of $4.234 billion increased 3.3 percent over the prior-year period, including an estimated 170 basis point adverse impact from the change in the U.S. dispensing business model.

In the BD Life Sciences segment, as reported, worldwide revenues for the quarter were $1.098 billion, an increase of 11.8 percent over the prior-year period, or 7.3 percent on a currency-neutral basis. Revenue growth reflects strong performance in the Diagnostic Systems and Biosciences units. Growth in the Preanalytical Systems unit was negatively impacted by a production issue in one of its product lines which was resolved during the quarter. BD Life Sciences' growth was aided by flu-related revenues in the Diagnostic Systems unit as a result of a stronger flu season in comparison to the prior year.

For the six-month period ended March 31, 2018, BD Life Sciences revenues were $2.143 billion as reported, an increase of 10.4 percent from the prior-year period, or an increase of 7.3 percent on a currency-neutral basis.

In the BD Interventional segment, as reported, worldwide revenues for the quarter were $0.952 billion. On a comparable, currency-neutral basis, revenues grew 7.1 percent over the prior-year period. The segment's results reflect strong performance in the Peripheral Intervention and Urology and Critical Care units and solid growth in the Surgery unit.

For the six-month period ended March 31, 2018, BD Interventional revenues were $1.135 billion as reported. On a comparable, currency-neutral basis, BD Interventional revenues increased 4.9 percent.

Geographic Results
As reported, second quarter revenues in the U.S. of $2.325 billion increased 42.9 percent from the prior-year period. On a comparable basis, U.S. revenues increased 4.0 percent over the prior-year period, including an estimated 150 basis point adverse impact from the change in the U.S. dispensing business model. Within the BD Medical segment in the U.S., growth in the Medication Delivery Solutions, Diabetes Care and Pharmaceutical Systems units was partially offset by a decline in the Medication Management Solutions unit. Performance in the Medication Management Solutions unit reflects the adverse impact of the change in the U.S. dispensing business model. BD Life Sciences segment results in the U.S. reflect strength in the Diagnostic Systems and Biosciences units. Revenues in the Preanalytical Systems unit were negatively impacted by the aforementioned production issue in one of its product lines. BD Life Sciences' growth in the U.S. was aided by the aforementioned flu-related revenues in the Diagnostic Systems unit as a result of a stronger flu season in comparison to the prior year. Growth in the BD Interventional segment in the U.S. was driven by performance across the Peripheral Intervention, Urology and Critical Care and Surgery units.

As reported, revenues outside of the U.S. of $1.898 billion increased 41.4 percent from the prior-year period. On a comparable, currency-neutral basis, revenues outside of the U.S. grew 7.9 percent over the prior-year period. International revenue growth reflects strong performance across the BD Medical, BD Life Sciences and BD Interventional segments.

For the six-month period ended March 31, 2018, U.S. revenues were $3.982 billion as reported, an increase of 22.3 percent over the prior-year period. On a comparable basis, U.S. revenues grew 2.6 percent over the prior-year period, including an estimated 220 basis point adverse impact from the change in the U.S. dispensing business model. As reported, revenues outside of the U.S. of $3.321 billion grew 26.0 percent over the prior-year period. On a comparable, currency-neutral basis, revenues outside the U.S. grew 7.5 percent over the prior-year period.

Fiscal 2018 Outlook for Full Year
The company now expects full fiscal year 2018 revenues to increase approximately 31.0 to 31.5 percent on a reported basis. This is an improvement from previously issued guidance of 30.0 to 31.0 percent growth. On a comparable, currency-neutral basis, the company is raising its revenue guidance to 5.0 to 5.5 percent growth, which is the high end of its previous guidance range. This includes an estimated 50 basis point adverse impact from the change in the U.S. dispensing business model and the estimated sales impact from Hurricane Maria in Puerto Rico on Bard's business during BD's first fiscal quarter.

The company is raising its full fiscal year 2018 adjusted diluted earnings per share guidance to be between $10.90 and $11.05 due to an increase in the estimated benefit from foreign currency. This represents growth of approximately 15.0 to 16.5 percent over fiscal 2017 adjusted diluted earnings per share, and is an increase from previous guidance of $10.85 to $11.00 which represented growth of approximately 15.0 to 16.0 percent. On a currency-neutral basis, the company continues to expect full fiscal year adjusted diluted earnings per share growth of approximately 12.0 percent.

Estimated adjusted diluted earnings per share for fiscal 2018 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, and certain tax and litigation matters. BD does not attempt to provide reconciliations of forward-looking non-GAAP earnings guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD's financial performance.

Conference Call Information
A conference call regarding BD’s second quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday, May 3, 2018. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Thursday, May 10, 2018, confirmation number 2857189.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

All “comparable” basis revenue growth rates relating to fiscal year 2018 presented throughout this release include the results of C. R. Bard, Inc. (“Bard”) in the current and prior-year periods and are further adjusted for certain items as detailed in the attached tables. Beginning in the second quarter of fiscal year 2018, the Company's organizational structure was based upon three principal business segments: BD Medical (“Medical”), BD Life Sciences (“Life Sciences”) and BD Interventional ("Interventional"). The Interventional segment was added upon the Company's completion of its acquisition of Bard, and this new segment includes the majority of Bard’s product offerings and certain product offerings which were previously reported in the Medical segment. Certain of Bard's product offerings are included under the Company's Medical segment, specifically within the new Medication Delivery Solutions unit, which was formerly the Medical segment's Medication and Procedural Solutions unit. Prior-year amounts have been revised to reflect the movement of certain product offerings which were previously reported in the Medical segment and which are now reported in the Interventional segment, as discussed above. Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); integration, restructuring and transaction costs; the reversal of a litigation reserve; and the loss on debt extinguishment. We also provide these measures on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release. As previously announced, comparable historical revenue schedules inclusive of Bard are available on the Investor page of BD's website, www.bd.com/investors, for BD's 2016 and 2017 fiscal years. These schedules have been updated to include the first quarter of BD's fiscal year 2018.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 65,000 employees have a passion and commitment to help improve patient outcomes, improve the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to better diagnose disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. In 2017, BD welcomed C. R. Bard and its products into the BD family. For more information on BD, please visit bd.com.

***
This press release, including the section entitled “Fiscal 2018 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share.  All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties.  Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement.  With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially.  These factors include, but are not limited to: risks relating to the integration of the C.R. Bard operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; the impact of the recent U.S. tax reform; legislative or regulatory changes to the U.S. healthcare system, potential cuts in governmental healthcare spending or measures to contain healthcare costs, each of which could result in reduced demand for our products or downward pricing pressure; adverse changes in regional, national or foreign economic conditions, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services, utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; new or changing laws and regulations impacting our business (including changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; the relative strength or weakness of the flu season, our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken by the FDA or other regulators; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; risks relating to our ability to continue to successfully integrate CareFusion's operations in order to fully obtain the benefits of the transaction; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform outside the U.S., including changes in government pricing and reimbursement policies or other cost containment reforms; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission.  We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended March 31,
	2018	2017	% Change
REVENUES	$4,222	$2,969	42.2

Cost of products sold	2,619	1,537	70.4
Selling and administrative expense	1,057	724	46.1
Research and development expense	260	187	39.3
Acquisitions and other restructurings	104	76	37.2
TOTAL OPERATING COSTS AND EXPENSES	4,040	2,523	60.1
OPERATING INCOME	183	446	(59.0)

Interest expense	(185)	(86)	114.3
Interest income	4	7	(46.0)
Other income (expense), net	4	(5)	183.6
INCOME BEFORE INCOME TAXES	6	362	(98.2)
Income tax provision	18	18	3.3
NET (LOSS) INCOME	(12)	344	(103.5)
Preferred stock dividends	(38)	—	100.0
NET (LOSS) INCOME APPLICABLE TO COMMON SHAREHOLDERS	$(50)	$344	(114.5)

EARNINGS PER SHARE
Basic (Loss) Earnings per Share	$(0.19)	$1.61	(111.8)
Diluted (Loss) Earnings per Share	$(0.19)	$1.58	(112.0)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	267,341	213,583
Diluted	267,341	217,866

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Six Months Ended March 31,
	2018	2017	% Change
REVENUES	$7,302	$5,892	23.9

Cost of products sold	4,148	3,007	38.0
Selling and administrative expense	1,831	1,432	27.8
Research and development expense	452	368	22.7
Acquisitions and other restructurings	458	163	181.7
Other operating income	—	(336)	100.0
TOTAL OPERATING COSTS AND EXPENSES	6,889	4,634	48.7
OPERATING INCOME	413	1,257	(67.1)

Interest expense	(343)	(181)	89.9
Interest income	48	12	294.9
Other expense, net	(6)	(35)	81.5
INCOME BEFORE INCOME TAXES	111	1,054	(89.4)
Income tax provision	260	148	74.9
NET (LOSS) INCOME	(148)	905	(116.4)
Preferred stock dividends	(76)	—	100.0
NET (LOSS) INCOME APPLICABLE TO COMMON SHAREHOLDERS	$(224)	$905	(124.8)

EARNINGS PER SHARE
Basic (Loss) Earnings per Share	$(0.90)	$4.24	(121.2)
Diluted (Loss) Earnings per Share	$(0.90)	$4.15	(121.7)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	248,484	213,321
Diluted	248,484	217,986

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2018	2017	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$504	$345	45.9
Medication Management Solutions	461	464	(0.7)
Diabetes Care	131	124	5.8
Pharmaceutical Systems	82	76	7.9
TOTAL	$1,178	$1,009	16.7

BD LIFE SCIENCES
Preanalytical Systems	$181	$185	(2.2)
Diagnostic Systems	201	173	16.4
Biosciences	116	110	5.5
TOTAL	$498	$467	6.5

BD INTERVENTIONAL
Surgery (a)	$276	$146	NM
Peripheral Intervention (a)	194	4	NM
Urology and Critical Care	180	—	NM
TOTAL	$649	$150	NM

TOTAL UNITED STATES	$2,325	$1,627	42.9

(a)The presentation of prior-period amounts reflects a reclassification of $150 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$454	$348	$30	30.7	22.0
Medication Management Solutions	120	103	11	16.8	5.9
Diabetes Care	136	119	10	14.0	5.7
Pharmaceutical Systems	284	235	30	20.5	8.0
TOTAL	$994	$805	$81	23.5	13.4

BD LIFE SCIENCES
Preanalytical Systems	$200	$177	$15	12.8	4.4
Diagnostic Systems	209	178	15	17.7	9.0
Biosciences	191	160	14	19.7	11.1
TOTAL	$600	$514	$44	16.6	8.1

BD INTERVENTIONAL
Surgery (a)	$75	$21	$6	NM	NM
Peripheral Intervention (a)	145	1	12	NM	NM
Urology and Critical Care	84	—	6	NM	NM
TOTAL	$303	$23	$24	NM	NM

TOTAL INTERNATIONAL	$1,898	$1,342	$149	41.4	30.2

(a)The presentation of prior-period amounts reflects a reclassification of $23 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$958	$693	$30	38.3	33.9
Medication Management Solutions	581	567	11	2.5	0.5
Diabetes Care	267	243	10	9.8	5.7
Pharmaceutical Systems	366	312	30	17.4	7.9
TOTAL	$2,172	$1,815	$81	19.7	15.3

BD LIFE SCIENCES
Preanalytical Systems	$381	$363	$15	5.1	1.0
Diagnostic Systems	410	350	15	17.0	12.6
Biosciences	307	269	14	13.9	8.9
TOTAL	$1,098	$982	$44	11.8	7.3

BD INTERVENTIONAL
Surgery (a)	$351	$168	$6	NM	NM
Peripheral Intervention (a)	338	5	12	NM	NM
Urology and Critical Care	264	—	6	NM	NM
TOTAL	$952	$173	$24	NM	NM

TOTAL REVENUES	$4,222	$2,969	$149	42.2	37.2

(a)The presentation of prior-period amounts reflects a reclassification of $173 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Six Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2018	2017	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$874	$691	26.5
Medication Management Solutions	932	956	(2.5)
Diabetes Care	277	268	3.4
Pharmaceutical Systems	136	139	(2.0)
TOTAL	$2,218	$2,053	8.0

BD LIFE SCIENCES
Preanalytical Systems	$366	$361	1.2
Diagnostic Systems	367	327	12.4
Biosciences	224	216	3.6
TOTAL	$957	$904	5.8

BD INTERVENTIONAL
Surgery (a)	$428	$292	NM
Peripheral Intervention (a)	198	7	NM
Urology and Critical Care	180	—	NM
TOTAL	$806	$299	NM

TOTAL UNITED STATES	$3,982	$3,257	22.3

(a)The presentation of prior-period amounts reflects a reclassification of $299 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$826	$697	$42	18.5	12.5
Medication Management Solutions	237	212	18	11.5	3.2
Diabetes Care	267	243	14	10.2	4.4
Pharmaceutical Systems	475	400	39	18.8	9.0
TOTAL	$1,806	$1,552	$113	16.3	9.0

BD LIFE SCIENCES
Preanalytical Systems	$391	$356	$21	9.7	3.9
Diagnostic Systems	423	357	21	18.5	12.6
Biosciences	372	322	19	15.3	9.4
TOTAL	$1,186	$1,036	$61	14.5	8.6

BD INTERVENTIONAL
Surgery (a)	$99	$44	$7	NM	NM
Peripheral Intervention (a)	146	2	12	NM	NM
Urology and Critical Care	84	—	6	NM	NM
TOTAL	$329	$47	$25	NM	NM

TOTAL INTERNATIONAL	$3,321	$2,635	$199	26.0	18.5

(a)The presentation of prior-period amounts reflects a reclassification of $47 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$1,700	$1,388	$42	22.5	19.4
Medication Management Solutions	1,168	1,168	18	—	(1.5)
Diabetes Care	544	511	14	6.6	3.9
Pharmaceutical Systems	612	539	39	13.5	6.1
TOTAL	$4,024	$3,606	$113	11.6	8.5

BD LIFE SCIENCES
Preanalytical Systems	$756	$718	$21	5.4	2.5
Diagnostic Systems	791	684	21	15.6	12.5
Biosciences	596	539	19	10.6	7.1
TOTAL	$2,143	$1,940	$61	10.4	7.3

BD INTERVENTIONAL
Surgery (a)	$528	$336	$7	NM	NM
Peripheral Intervention (a)	344	9	12	NM	NM
Urology and Critical Care	264	—	6	NM	NM
TOTAL	$1,135	$346	$25	NM	NM

TOTAL REVENUES	$7,302	$5,892	$199	23.9	20.6

(a)The presentation of prior-period amounts reflects a reclassification of $346 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Three Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G	H=D+E+F+G	I=(C-H)/H
	BD Reported	Divestiture Adjustments (b)	Comparable	BD Reported (a)	Bard (c)	Intercompany Adjustment (d)	Divestiture Adjustments (b)	Comparable	Comparable % Change
	2018		2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (a)	$504	$—	$504	$345	$146	$(4)	$—	$488	3.2
Medication Management Solutions	461	—	461	464	—	—	—	464	(0.7)
Diabetes Care	131	—	131	124	—	—	—	124	5.8
Pharmaceutical Systems	82	—	82	76	—	—	—	76	7.9
TOTAL	$1,178	$—	$1,178	$1,009	$146	$(4)	$—	$1,152	2.2

BD LIFE SCIENCES
Preanalytical Systems	$181	$—	$181	$185	$—	$—	$—	$185	(2.2)
Diagnostic Systems	201	—	201	173	—	—	—	173	16.4
Biosciences	116	—	116	110	—	—	—	110	5.5
TOTAL	$498	$—	$498	$467	$—	$—	$—	$467	6.5

BD INTERVENTIONAL
Surgery (a)	$276	$(5)	$271	$146	$131	$—	$(10)	$267	1.6
Peripheral Intervention (a)	194	—	194	4	171	—	—	175	10.8
Urology and Critical Care	180	—	180	—	169	—	—	169	6.6
TOTAL	$649	$(5)	$645	$150	$470	$—	$(10)	$610	5.6

TOTAL UNITED STATES	$2,325	$(5)	$2,320	$1,627	$617	$(4)	$(10)	$2,230	4.0

(a)	Reflects a reclassification of $150 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

(c)
Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure. Also reflects the elimination of revenues from the Peripheral Intervention unit related to a royalty income stream, reported as revenues by Bard, which BD reports as non-operating income in the current-year period.

(d)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G=D+E+F	H	I=(C-G-H)/G
	BD Reported	Divestiture Adjustments (b)	Comparable	BD Reported (a)	Bard (c)	Divestiture Adjustments (b)	Comparable	FX Impact	FXN % Change
	2018		2018	2017	2017		2017
BD MEDICAL
Medication Delivery Solutions (a)	$454	$—	$454	$348	$49	$—	$397	$30	6.9
Medication Management Solutions	120	—	120	103	—	—	103	11	5.9
Diabetes Care	136	—	136	119	—	—	119	10	5.7
Pharmaceutical Systems	284	—	284	235	—	—	235	30	8.0
TOTAL	$994	$—	$994	$805	$49	$—	$854	$81	6.9

BD LIFE SCIENCES
Preanalytical Systems	$200	$—	$200	$177	$—	$—	$177	$15	4.4
Diagnostic Systems	209	—	209	178	—	—	178	15	9.0
Biosciences	191	—	191	160	—	—	160	14	11.1
TOTAL	$600	$—	$600	$514	$—	$—	$514	$44	8.1

BD INTERVENTIONAL
Surgery (a)	$75	$(1)	$74	$21	$39	$(3)	$58	$6	16.1
Peripheral Intervention (a)	145	—	145	1	118	—	120	12	11.0
Urology and Critical Care	84	—	84	—	73	—	73	6	6.3
TOTAL	$303	$(1)	$302	$23	$231	$(3)	$251	$24	10.8

TOTAL INTERNATIONAL	$1,898	$(1)	$1,897	$1,342	$280	$(3)	$1,620	$149	7.9

(a)	Reflects a reclassification of $23 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

(c)	Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G	H=D+E+F+G	I	J=(C-H-I)/H
	BD Reported	Divestiture Adjustments (b)	Comparable	BD Reported (a)	Bard (c)	Intercompany Adjustment (d)	Divestiture Adjustments (b)	Comparable	FX Impact	FXN % Change
	2018		2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (a)	$958	$—	$958	$693	$195	$(4)	$—	$885	$30	4.9
Medication Management Solutions	581	—	581	567	—	—	—	567	11	0.5
Diabetes Care	267	—	267	243	—	—	—	243	10	5.7
Pharmaceutical Systems	366	—	366	312	—	—	—	312	30	7.9
TOTAL	$2,172	$—	$2,172	$1,815	$195	$(4)	$—	$2,006	$81	4.2

BD LIFE SCIENCES
Preanalytical Systems	$381	$—	$381	$363	$—	$—	$—	$363	$15	1.0
Diagnostic Systems	410	—	410	350	—	—	—	350	15	12.6
Biosciences	307	—	307	269	—	—	—	269	14	8.9
TOTAL	$1,098	$—	$1,098	$982	$—	$—	$—	$982	$44	7.3

BD INTERVENTIONAL
Surgery (a)	$351	$(5)	$345	$168	$170	$—	$(12)	$326	$6	4.2
Peripheral Intervention (a)	338	—	338	5	289	—	—	294	12	10.9
Urology and Critical Care	264	—	264	—	242	—	—	242	6	6.5
TOTAL	$952	$(5)	$947	$173	$701	$—	$(12)	$862	$24	7.1

TOTAL REVENUES	$4,222	$(5)	$4,217	$2,969	$897	$(4)	$(12)	$3,850	$149	5.7

(a)	Reflects a reclassification of $173 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

(c)
Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure. Also reflects the elimination of revenues from the Peripheral Intervention unit related to a royalty income stream, reported as revenues by Bard, which BD reports as non-operating income in the current-year period.

(d)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Six Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C	D	E=A+B+C+D	F	G	H	I	J=F+G+H+I	K
	BD Reported	Bard Q1 (b)	Presentation Alignment Adjustments (c)	Divestiture Adjustments (d)	Comparable	BD Reported (a)	Bard (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	Comparable % Change
	2018	2018			2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (a)	$874	$145	$(3)	$—	$1,015	$691	$285	$(8)	$—	$969	4.8
Medication Management Solutions	932	—	—	—	932	956	—	—	—	956	(2.5)
Diabetes Care	277	—	—	—	277	268	—	—	—	268	3.4
Pharmaceutical Systems	136	—	—	—	136	139	—	—	—	139	(2.0)
TOTAL	$2,218	$145	$(3)	$—	$2,360	$2,053	$285	$(8)	$—	$2,331	1.3

BD LIFE SCIENCES
Preanalytical Systems	$366	$—	$—	$—	$366	$361	$—	$—	$—	$361	1.2
Diagnostic Systems	367	—	—	—	367	327	—	—	—	327	12.4
Biosciences	224	—	—	—	224	216	—	—	—	216	3.6
TOTAL	$957	$—	$—	$—	$957	$904	$—	$—	$—	$904	5.8

BD INTERVENTIONAL
Surgery (a)	$428	$105	$—	$(15)	$518	$292	$261	$—	$(20)	$534	(2.9)
Peripheral Intervention (a)	198	188	—	—	386	7	343	—	—	350	10.3
Urology and Critical Care	180	177	—	—	357	—	343	—	—	343	4.0
TOTAL	$806	$470	$—	$(15)	$1,261	$299	$947	$—	$(20)	$1,227	2.8

TOTAL UNITED STATES	$3,982	$614	$(3)	$(15)	$4,578	$3,257	$1,232	$(8)	$(20)	$4,462	2.6

(a)	Reflects a reclassification of $299 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)
Amounts in 2018 represent revenues for the quarter ended December 31, 2017; amounts in 2017 represent revenues for the quarters ended December 31, 2016 and March 31, 2017. Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure. Also reflects the elimination of revenues from the Peripheral Intervention unit related to a royalty income stream, reported as revenues by Bard, which BD reports as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(d)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

	A	B	C	D=A+B+C	E	F	G	H=E+F+G	I	J=(D-H-I)/H
	BD Reported	Bard Q1 (b)	Divestiture Adjustments (c)	Comparable	BD Reported (a)	Bard (b)	Divestiture Adjustments (c)	Comparable	FX Impact	FXN % Change
	2018	2018		2018	2017	2017		2017
BD MEDICAL
Medication Delivery Solutions (a)	$826	$68	$—	$895	$697	$105	$—	$803	$44	5.9
Medication Management Solutions	237	—	—	237	212	—	—	212	18	3.2
Diabetes Care	267	—	—	267	243	—	—	243	14	4.4
Pharmaceutical Systems	475	—	—	475	400	—	—	400	39	9.0
TOTAL	$1,806	$68	$—	$1,874	$1,552	$105	$—	$1,658	$115	6.1

BD LIFE SCIENCES
Preanalytical Systems	$391	$—	$—	$391	$356	$—	$—	$356	$21	3.9
Diagnostic Systems	423	—	—	423	357	—	—	357	21	12.6
Biosciences	372	—	—	372	322	—	—	322	19	9.4
TOTAL	$1,186	$—	$—	$1,186	$1,036	$—	$—	$1,036	$61	8.6

BD INTERVENTIONAL
Surgery (a)	$99	$49	$(3)	$145	$44	$81	$(5)	$120	$9	13.3
Peripheral Intervention (a)	146	146	—	292	2	244	—	247	17	11.5
Urology and Critical Care	84	90	—	174	—	160	—	160	8	4.1
TOTAL	$329	$285	$(3)	$611	$47	$485	$(5)	$527	$33	9.7

TOTAL INTERNATIONAL	$3,321	$353	$(3)	$3,671	$2,635	$591	$(5)	$3,220	$209	7.5

(a)	Reflects a reclassification of $47 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)
Amounts in 2018 represent revenues for the quarter ended December 31, 2017; amounts in 2017 represent revenues for the quarters ended December 31, 2016 and March 31, 2017. Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure.

(c)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions

	A	B	C	D	E=A+B+C+D	F	G	H	I	J=F+G+H+I	K	L=(E-J-K)/J
	BD Reported	Bard Q1 (b)	Presentation Alignment Adjustments (c)	Divestiture Adjustments (d)	Comparable	BD Reported (a)	Bard (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	FX Impact	FXN % Change
	2018	2018			2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (a)	$1,700	$213	$(3)	$—	$1,910	$1,388	$391	$(8)	$—	$1,771	$44	5.3
Medication Management Solutions	1,168	—	—	—	1,168	1,168	—	—	—	1,168	18	(1.5)
Diabetes Care	544	—	—	—	544	511	—	—	—	511	14	3.9
Pharmaceutical Systems	612	—	—	—	612	539	—	—	—	539	39	6.1
TOTAL	$4,024	$213	$(3)	$—	$4,234	$3,606	$391	$(8)	$—	$3,989	$115	3.3

BD LIFE SCIENCES
Preanalytical Systems	$756	$—	$—	$—	$756	$718	$—	$—	$—	$718	$21	2.5
Diagnostic Systems	791	—	—	—	791	684	—	—	—	684	21	12.5
Biosciences	596	—	—	—	596	539	—	—	—	539	19	7.1
TOTAL	$2,143	$—	$—	$—	$2,143	$1,940	$—	$—	$—	$1,940	$61	7.3

BD INTERVENTIONAL
Surgery (a)	$528	$153	$—	$(18)	$663	$336	$342	$—	$(25)	$654	$9	0.1
Peripheral Intervention (a)	344	334	—	—	678	9	587	—	—	597	17	10.8
Urology and Critical Care	264	267	—	—	531	—	503	—	—	503	8	4.0
TOTAL	$1,135	$755	$—	$(18)	$1,872	$346	$1,432	$—	$(25)	$1,753	$33	4.9

TOTAL REVENUES	$7,302	$968	$(3)	$(18)	$8,249	$5,892	$1,823	$(8)	$(25)	$7,682	$209	4.7

(a)	Reflects a reclassification of $346 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)
Amounts in 2018 represent revenues for the quarter ended December 31, 2017; amounts in 2017 represent revenues for the quarters ended December 31, 2016 and March 31, 2017. Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure. Also reflects the elimination of revenues from the Peripheral Intervention unit related to a royalty income stream, reported as revenues by Bard, which BD reports as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(d)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended March 31,
	2018	2017	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted (Loss) Earnings per Share	$(0.19)	$1.58	$(1.77)	$0.16	$(1.93)	(112.0)%	(122.2)%

Purchase accounting adjustments ($790 million and $129 million pre-tax, respectively) (1)	2.96	0.59
Restructuring costs ($19 million and $11 million pre-tax, respectively) (2)	0.07	0.05		0.01
Integration costs ($79 million and $63 million pre-tax, respectively) (2)	0.29	0.29
Transaction costs ($7 million and $8 million pre-tax, respectively) (2)	0.03	0.04
Hurricane recovery costs ($5 million) (3)	0.02	—
Losses on debt extinguishment ($13 million pre-tax) (4)	0.05	—
Dilutive impact (5)	(0.06)	—
Income tax benefit of special items ($137 million and $54 million, respectively)	(0.51)	(0.25)

Adjusted Diluted Earnings per Share	$2.65	$2.30	$0.35	$0.17	$0.18	15.2%	7.8%

(1)
Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt. The amount in 2018 also included a fair value step-up adjustment of $422 million recorded relative to Bard's inventory on the acquisition date.

(2)
Represents integration, restructuring and transaction costs which are associated with the Bard and CareFusion acquisitions, as well as restructuring and transaction costs associated with other portfolio rationalization initiatives.

(3)	Represents costs incurred as a result of hurricane-related damage to production facilities in Puerto Rico.

(4)	Represents losses recognized upon the extinguishment of certain long-term senior notes.

(5)
Represents the dilutive impact of share equivalents associated with share-based plans that were excluded from the reported diluted shares outstanding calculation because the result would have been antidilutive. The adjusted diluted average shares outstanding (in thousands) were 273,693.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Six Months Ended March 31,
	2018	2017	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted (Loss) Earnings per Share	$(0.90)	$4.15	$(5.05)	$0.22	$(5.27)	(121.7)%	(127.0)%

Purchase accounting adjustments ($925 million and $255 million pre-tax, respectively) (1)	3.72	1.17		0.01
Restructuring costs ($255 million and $46 million pre-tax, respectively) (2)	1.02	0.21		0.01
Integration costs ($153 million and $109 million pre-tax, respectively) (2)	0.61	0.50
Transaction costs ($51 million and $14 million pre-tax, respectively) (2)	0.20	0.06
Financing impacts ($49 million pre-tax) (3)	0.20	—
Hurricane recovery costs ($12 million pre-tax) (4)	0.05	—
Losses on debt extinguishment ($13 million and $42 million pre-tax), respectively (5)	0.05	0.19
Litigation-related item ($(336) million pre-tax) (6)	—	(1.54)
Dilutive Impact (7)	0.20	—
Income tax benefit of special items and impact of tax reform ($2 million and $27 million, respectively) (8)	(0.01)	(0.12)

Adjusted Diluted Earnings per Share	$5.15	$4.63	$0.52	$0.24	$0.28	11.2%	6.0%

(1)
Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt. The amount in 2018 also included a fair value step-up adjustment of $422 million recorded relative to Bard's inventory on the acquisition date.

(2)
Represents integration, restructuring and transaction costs which are associated with the Bard and CareFusion acquisitions, as well as restructuring and transaction costs associated with other portfolio rationalization initiatives.

(3)	Represents financing impacts associated with the Bard acquisition.

(4)	Represents costs incurred as a result of hurricane-related damage to production facilities in Puerto Rico.

(5)	Represents losses recognized upon the extinguishment of certain long-term senior notes.

(6)	Represents the reversal of certain reserves related to an appellate court decision which, among other things, reversed an unfavorable antitrust judgment in the RTI case.

(7)
Represents the dilutive impact of the following: BD shares issued in May 2017, in anticipation of the Bard acquisition; BD shares issued as consideration transferred to acquire Bard; and share equivalents associated with share-based plans that were excluded from the reported diluted shares outstanding calculation because the result would have been antidilutive. The adjusted diluted average shares outstanding (in thousands) was 246,179.

(8)
Includes additional tax expense, net, of $275 million relating to new U.S. tax legislation. An estimated one-time transition tax payable of $561 million, payable over an eight year period with 8% due in each of the first five years, was offset by a tax benefit of $285 million related to the remeasurement of deferred tax balances due to the lower corporate tax rate at which they are expected to reverse in the future.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2018 OUTLOOK RECONCILIATION

		BD Including Bard

	FY2017	FY2018 Outlook
	Revenues	% Change	FX Impact	% Change FXN

BDX Revenue	$12,093	31.0% - 31.5%	~2.5%	28.5% - 29.0%

Comparable Revenue Growth
	FY2017	FY2018 Outlook
	Revenues	% Change FXN Comparable

BDX As Reported Revenue	$12,093
Divestitures Revenue (1)	(48)
Bard As Reported	3,875
Gore Royalty Classification	(173)
Intercompany Adjustment	(14)
BDX NewCo Comparable Revenue	$15,732	5.0% - 5.5%
U.S. Dispensing Change & Bard Hurricane Impact		~0.5%
NewCo Revenue Underlying		5.5% - 6.0%

BECTON DICKINSON AND COMPANY SUPPLEMENTAL INFORMATION FY 2018 OUTLOOK RECONCILIATION (continued)
	FY2017	FY2018 Outlook
	Revenues	% Change FXN Comparable
BD Medical As Reported Revenue	$8,105
BD BU Re-alignment	(685)
Bard BU Re-alignment	800
Intercompany Adjustment	(14)
BD Medical Comparable Revenue	$8,205	4.0% - 5.0%

BD Life Sciences As Reported Revenue	$3,988	5.0% - 6.0%

Bard Interventional as Reported	$—
BD BU Re-alignment	685
Bard As Reported	3,875
Bard BU Re-alignment	(800)
Divestitures Revenue (1)	(48)
Gore Royalty Classification	(173)
Bard Interventional Comparable Revenue	$3,539	4.5% - 5.5%
Hurricane Impact		~1%
NewCo Interventional Revenue Underlying		5.5% - 6.5%

	BD Including Bard
	FY2018 Outlook
	Full Year FY2018 Outlook	% Increase

Adjusted Fully Diluted Earnings per Share	$10.90 - 11.05	15% - 16.5%

Estimated FX Impact		~4%

Adjusted FXN Growth		~12.0%
FXN - Foreign Currency Neutral

(1)  Excludes the impact from the divestitures of BD's soft tissue core needle biopsy product line and Bard's Aspira product line of tunneled home drainage catheters and accessories.